ECOLAB, INC.

ADMINISTRATIVE DOCUMENT FOR NON-QUALIFIED BENEFIT PLANS

Fourth Declaration of Amendment

Pursuant to Section 5.1 of the Ecolab Inc. Administrative Document for Non-Qualified Benefit Plans (“Administrative Document”), the Company amends the Administrative Document as set for the below.  Except as specifically described herein, the terms of this Amendment shall be effective on February 22, 2002.  Words and phrases used herein with initial capital letters which are defined in the Administrative Document are used herein as so defined.

1.             Effective as of January 1, 2001, Section 1.2(2) of the Administrative Document is hereby amended in its entirety to read as follows:

                “(2) any salary reductions caused as a result of participation in any Employer-sponsored plan which is governed by Sections 401(k), 132(f)(4) or 125 of the Code.”

2.             Article I of the Administrative Document is hereby amended by adding the following new Section 1.3A thereto, immediately following Section 1.3 thereof, to read as follows:

                “SECTION 1.3A. “Change in Control.”  A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following Subsections shall have occurred:

                (1)           any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes, including pursuant to a tender or exchange offer for shares of  the common stock of the Company (“Common Stock”) pursuant to which purchases are made, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities, other than in a transaction arranged or approved by the Board of Directors of the Company (the “Board”) prior to its occurrence; provided, however, that if any such person will become the beneficial owner, directly or indirectly, of securities of the Company representing 34% or more of the combined voting power of the Company’s then outstanding securities, a Change in Control will be deemed to occur whether or not any or all of such beneficial ownership is obtained in a transaction arranged or approved by the Board prior to its occurrence, and other than in a transaction in which such person will have executed a written agreement with the Company (and approved by the Board) on or prior to the date on which such person becomes the beneficial owner of 25% or more of the combined voting power of the Company’s then outstanding securities, which agreement imposes one or more limitations on the amount of such person’s beneficial ownership of shares of Common Stock, if, and so long as, such agreement (or any amendment thereto approved by the Board provided that no such amendment will cure any prior breach of such agreement or any amendment thereto) continues to be binding on such person and such person is in compliance (as determined by the Board in its sole discretion) with the terms of such agreement (including such amendment); provided, however that if any such person will become the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, a Change in Control will be deemed to occur whether or not such beneficial ownership was held in compliance with such a binding agreement, and provided further that the provisions if this Subsection (1) shall not be applicable to a transaction in which a corporation becomes the owner of all the Company’s outstanding securities in a transaction which complies with the provisions of Subsection (3) of this Section (e.g., a reverse triangular merger); or

                (2)           during any thirty-six consecutive calendar months, individuals who constitute the Board on the first day of such period or any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who were either directors on the first day of such period, or whose appointment, election or nomination for election was previously so approved or recommended, shall cease for any reason to constitute at least a majority thereof; or

                (3)           there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, and in which no “person” (as defined under Subsection (1) above) acquires 50% or more of the combined voting power of the securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger or consolidation; or

                (4)           the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.”

                IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and its corporate seal affixed, this 27 day of February, 2002.

ECOLAB, INC.

			By:	/s/	Steven L. Fritze
Title: Senior Vice President – Finance and Controller

(Seal)

Attest:	/s/	Kenneth A. Iverson